Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-281105, 333-272295, 333-232978, 333-224390, 333-205705, 333-197943, 333-187599, 333-167796 and 333-165810) of SS&C Technologies Holdings, Inc. of our report dated March 3, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

March 3, 2025